Franklin Auto Trust 1998-1
Monthly Servicing Report

Collection Period:                                              November 1998
Distribution Date:                                           December 15,1998
Number of Days in Distribution Period:                                     30



Section I.  Original Deal Parameters

A.  Original Portfolio

                              Number of      Principal          Coupon         Original       Remaining     Seasoning
                              Contracts       Balance           (WAC)            Term           Term
                             ----------------------------------------------------------------------------------------

i.   Prime                       7,160        78,430,885.03      9.68%          62.45          45.10         17.36
ii.  Non-Prime                   5,194        45,967,290.63     13.83%          63.18          39.53         23.65
iii. Sub-Prime                     924         6,996,314.98     18.77%          58.47          39.66         18.81
iv.  Total Portfolio            13,278       131,394,490.64     11.62%          62.49          42.86         19.63


B.  Bonds Issued

                              Original                       Legal
                              Principal                      Final
                               Balance        Coupon      Maturity      CUSIP
                            ----------------------------------------------------
ii. Class A-1 Notes         109,000,000.00     5.50%       1/15/02     35242RAA2
ii. Class A-2 Notes          22,394,000.00     5.65%       1/15/06     35242RAB0

C.  Spread Account

i.  Initial Cash Deposit                         1,313,945.00
ii. Spread Account Floor Amount                  2,627,890.00
iii.Specified Spread Account Amount               6% of Outstanding Pool Balance
iv. Maximum Spread Account Amount                12% of Outstanding Pool Balance
v.  Initial Payment Provider Commitment          6,569,725.00

Section II.  Deal Status as of Previous
Distribution Date
Collection Period:           September 1998
Distribution Date:


A.  Portfolio
                                                                 Principal Weighted Average
                                               ----------------------------------------------
                                   Number of      Principal     Coupon (WAC)  Original Term    Remaining     Seasoning
                                   Contracts       Balance                                       Term
                                 ----------------------------------------------------------------------------------------

i.  Prime Loans                     6,926        72,520,095.98     9.69%         62.55          43.63         18.91
ii. Non-Prime Loans                 5,000        42,056,335.72    13.90%         63.22          38.34         24.88
iii.Sub-Prime Loans                   892         6,428,412.30    18.85%         58.57          38.47         20.10
iv. Total Loans                    12,818       121,004,844.00    11.64%         62.57          41.52         21.05

B.  Bonds Outstanding
                                                            Unpaid
                                           Principal       Interest
                                            Balance       Shortfall
                                                            Amount
                                         ------------------------------------

i.  Class A-1 Notes                      98,610,844.00       0.00
ii. Class A-2 Notes                      22,394,000.00       0.00

C.  Spread Account
                                                2,361,940.84
i.  Spread Account Cash Balance                 4,898,349.80
ii. Payment Provider Commitment

D.  Shortfall Amounts
i   Base Servicing Fee Shortfall                       0.00
ii. Surety Fee Shortfall                               0.00
iii.Unreimbursed Surety Draws                          0.00
iv. Unreimbursed Insurer Optional Deposit              0.00
v.  Excess Servicing Fee Shortfall                     0.00

Section II.  Deal Status as of Previous
Distribution Date



E.  Delinquencies in Period                                                                                                 Charge
Principal Balance                                  30-59          60-89          90-119         120+          Repo in        Offs
                                                   Days            Days           Days          Days         Inventory     in Period
                                               -------------------------------------------------------------------------------------

i.  Prime                                      175,293.82      17,586.65           0.00        0.00         18,962.67     13,987.31
ii  Non-Prime                                  598,406.38      91,256.92       8,129.68        0.00         80,003.40          0.00
iii.Sub-Prime                                   97,539.12      41,501.49           0.00        0.00         25,906.80          0.00
iv. Total Portfolio                            871,239.32      150,345.06      8,129.68        0.00        124,872.87     13,987.31

Number of Contracts                                                                                                         Charge
                                                  30-59          60-89          90-119         120+          Repo in        Offs
                                                   Days            Days           Days          Days         Inventory     in Period
                                               -------------------------------------------------------------------------------------
i.  Prime                                           19               2              0              0              3             1
ii. Non-Prime                                       73              10              1              0              9             0
iii.Sub-Prime                                       17               6              0              0              4             0
iv. Total Portfolio                                109              18              1              0             16             1

Principal Balance as a % of Previous Balance       30-59          60-89          90-119         120+          Repo in        Offs
                                                   Days            Days           Days          Days         Inventory     in Period
                                               -------------------------------------------------------------------------------------

i.  Prime                                          0.24%          0.02%          0.00%          0.00%          0.03%         0.02%
ii. Non-Prime                                      1.42%          0.22%          0.02%          0.00%          0.19%         0.00%
iii.Sub-Prime                                      1.52%          0.65%          0.00%          0.00%          0.40%         0.00%
iv. Total Portfolio                                0.72%          0.12%          0.01%          0.00%          0.10%         0.01%

Number of Contracts as a % of Previous Balance     30-59          60-89          90-119         120+          Repo in        Offs
                                                   Days            Days           Days          Days         Inventory     in Period
                                               -------------------------------------------------------------------------------------

i.  Prime                                          0.27%          0.03%          0.00%          0.00%          0.04%         0.01%
ii. Non-Prime                                      1.46%          0.20%          0.02%          0.00%          0.18%         0.00%
iii.Sub-Prime                                      1.91%          0.67%          0.00%          0.00%          0.45%         0.00%
iv. Total Portfolio                                0.85%          0.14%          0.01%          0.00%          0.12%         0.01%

Section III.  Collection Period Activity and
Current Status

A. Portfolio
                                                                               Principal Weighted Average
                                                 Number of      Principal     Coupon (WAC)  Original Term    Remaining     Seasoning
                                                 Contracts       Balance                                       Term
                                               -------------------------------------------------------------------------------------

i.  Prime                                          6,779        69,528,304.90     9.69%         62.61          42.99         19.62
ii. Non-Prime                                      4,906        40,295,749.39    13.94%         63.23          37.81         25.42
iii.Sub-Prime                                        876         6,144,889.67    18.84%         58.61          37.95         20.66
iv. Total Portfolio                               12,561       115,968,943.96    11.65%         62.61          40.92         21.69

B.  Delinquencies in Period
Principal Balance                                  30-59          60-89          90-119         120+          Repo in        Offs
                                                   Days            Days           Days          Days         Inventory     in Period
                                               -------------------------------------------------------------------------------------

i.  Prime                                       179,134.97        88,711.54    17,586.65       0.00         97,140.65     21,852.36
ii. Non-Prime                                   653,303.74       223,929.49    67,064.06       0.00        156,967.13     43,257.68
iii.Sub-Prime                                    67,096.77        46,603.97    19,982.45       0.00         11,818.62     41,200.19
iv. Total Portfolio                             899,535.48       359,245.00   104,633.16       0.00        265,926.40    106,310.23

Number of Contracts                                30-59          60-89          90-119         120+          Repo in        Offs
                                                   Days            Days           Days          Days         Inventory     in Period
                                               -------------------------------------------------------------------------------------

i.  Prime                                           20               7             2              0              6             3
ii. Non-Prime                                       87              23             7              0             16             5
iii.Sub-Prime                                       13               6             2              0              2             7
iv. Total Portfolio                                120              36            11              0             24            15

Principal Balance as a % of Current Balance        30-59          60-89          90-119         120+          Repo in        Offs
                                                   Days            Days           Days          Days         Inventory     in Period
                                               -------------------------------------------------------------------------------------

i.  Prime                                          0.26%           0.13%         0.03%          0.00%          0.14%         0.03%
ii. Non-Prime                                      1.62%           0.56%         0.17%          0.00%          0.39%         0.11%
iii.Sub-Prime                                      1.09%           0.76%         0.33%          0.00%          0.19%         0.67%
iv. Total Portfolio                                0.78%           0.31%         0.09%          0.00%          0.23%         0.09%

Number of Contracts as a % of Current              30-59          60-89          90-119         120+          Repo in        Offs
Balance                                            Days            Days           Days          Days         Inventory     in Period
                                               -------------------------------------------------------------------------------------

i.  Prime                                          0.30%           0.10%         0.03%          0.00%          0.09%         0.04%
ii. Non-Prime                                      1.77%           0.47%         0.14%          0.00%          0.33%         0.10%
iii.Sub-Prime                                      1.48%           0.68%         0.23%          0.00%          0.23%         0.80%
iv. Total Portfolio                                0.96%           0.29%         0.09%          0.00%          0.19%         0.12%

Section III.  Collection Period Activity and
Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                     639,717.08
     b.  Principal Collections                  2,754,031.14
ii.  Rule of 78's Contracts
     a.  Interest Collections                     451,438.28
     b.  Principal Collections                  2,175,558.67
iii. Less Pay Off Differential                     58,111.17
iv   Net Liquidation Proceeds                           0.00
v.   Post Disposition Recoveries                        0.00
vi.  Rebates of Capitalized Insurance Premiums
vii. Repurchase Amounts
     a.  Interest                                       0.00
     b.  Principal                                      0.00

D.   Payaheads

i    Beginning Payahead Account Balance           331,732.35
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections          72,119.82

iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections         100,492.87

iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections         -28,373.05

v.   Ending Payahead Account Balance              303,359.30

E.   Total Available

i.   Total Interest Collections                 1,091,155.36
ii.  Total Principal Collections                4,987,700.98
iii. Collected Funds                            6,078,856.34

F.   Month End Pool Balance

i.   Beginning Pool Balance                   121,004,844.00
ii.  Principal Collections                      4,987,700.98
iii. Realized and Cram-Down Losses                 48,199.06
iv.  Month End Pool Balance                   115,968,943.96

Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                  60,433.41
     b.  Non-prime Receivables @ 1.50%             52,570.42
     c.  Sub-prime Receivables @ 2.00%             10,714.02
     d.  Total Servicing Fee                      123,717.85
     e.  Total Receivables @ 1.25%                126,046.71
ii.  Base Servicing Fee (less of id. and ie.)     123,717.85
iii. Previous Servicing Fee Shortfall                   0.00
iv.  Excess Servicing Fee                               0.00
v.   Previous Excess Servicing Fee Shortfall            0.00
vi.  Total Excess Servicing Fee                         0.00
vii. Supplemental Servicing Fee                    58,408.72
viii.Supplemental Servicing Fee Shortfall               0.00
ix.  Total Supplemental Servicing Fee              58,408.72



B.   Surety Fee

i.   Surety Fee Rate                                    .15%
ii.  Base Surety Fee                               15,125.61
iii. Previous Surety Fee Shortfall                      0.00
iv.  Total Surety Fee Due                          15,125.61


C.   Bond Interest
                                  Bond       Number of Days    Current       Previous        Accrued     Total Bond
                                Interest           in          Interest      Interest      Interest on  Interest Due
                                  Rate           Period                      Shortfall      Interest
                                                                                            Shortfall
                               -------------------------------------------------------------------------------------

i.   Class A-1 Notes              5.50%            30          451,966.37      0.00           0.00       451,966.37
ii.  Class A-2 Notes              5.65%            30          105,438.42      0.00           0.00       105,438.42
iii. Total                        5.58%            30          557,404.79      0.00           0.00       557,404.79

D.   Bond Principal

i.   Beginning Note Balance                      121,004,844.00
ii.  Current Pool Balance                        115,968,943.96
iii. Principal Distributable Amount                5,035,900.04

E.   Total Required Distributions                    696,248.25
F.   Total Available Funds                         6,078,856.34
G.   Required Distribution Shortfall                       0.00
H.   Cash Available in Spread Account              2,361,940.84
I.   Reserve Account Draw                                  0.00
J.   Payment Provider Commitment                   4,898,349.80
K.   Payment Provider Required Payment Amount              0.00
L.   Surety Draw                                           0.00
M.   Insurer Optional Deposit                              0.00
N.   Total Cash Available for Distributions        6,078,856.34


Section V.  Waterfall for Distributions

A.   Total Available Funds                         6,078,856.34




                                                    Amount          Amount       Shortfall             Remaining
                                                     Due            Paid                                Amount
                                                                                                       Available
                                                                                                    for Distribution
                                                 -----------------------------------------------------------------------

B.  Servicing Fee                                 123,717.85       123,717.85         0.00         5,955,138.49
C.  Surety Fee                                     15,125.61        15,125.61         0.00         5,940,012.88
D.  Note Interest                                 557,404.79       557,404.79         0.00         5,382,608.10
E.  Principal Distributable Amount              5,035,900.04     5,035,900.04         0.00           346,708.06
F.  Interest on Unreimbursed Surety Draws               0.00             0.00         0.00           346,708.06
G.  Reimbursement of Previous Surety Draws
     and Insurer Optional Deposits                      0.00             0.00         0.00           346,708.06
H.  Reserve Deposit                               265,949.16       265,949.16         0.00            80,758.89
I.  Excess Servicing Fee                                0.00             0.00         0.00            80,758.89
J.  Supplemental Servicing Fee
K.  Deposit to Certificate Distribution
     Account                                       80,758.89        80,758.89         0.00                $0.00




Section VI.  Bond Reconciliation
                                   Beginning    Principal Paid         Ending     Interest Due   Interest Paid   Interest
                                    Balance                           Balance                                    Shortfall
                               --------------------------------------------------------------------------------------------

A.  Class A-1 Notes              98,610,844.00     5,035,900.04    93,574,943.96   451,966.37     451,966.37       0.00
B.  Class A-2 Notes              22,394,000.00             0.00    22,394,000.00   105,438.42     105,438.42       0.00
C.  Total                       121,004,844.00     5,035,900.04   115,968,943.96   557,404.79     557,404.79       0.00

Section VI.  Spread Account Reconciliation

A.  Net Yield Calculations
    i.   Current Month                                 3.67%
    ii.  Previous Month                                5.11%
    iii. Second Previous Month                         4.36%
    iv.  Three-Month Average                           4.39%
    v.   Previous Three Month Average                  0.00%
    vi.  Second Previous Three Month Average           0.00%
B.  Has Net Yield Trigger Event Occurred and
     Is It Continuing?                                    NO
C.  Has Spread Account Deposit Event Occurred
     (clauses (i) through (iv) or (iv))?                  NO
D.  Has Spread Account Deposit Event Occurred
     (clause (v))?                                        NO
E.  Cash Required to be on Deposit in Spread
     Account                                    2,627,890.00
F.  Combined Spread Account and Payment
     Provider Commitment Required               6,958,136.64



D.  Allocations, Deposits and Reductions of the Spread
Account and the Payment Provider Commitment
                                                                                   Amount         Cash on          Payment
                                                                                                 Deposit in        Provider
                                                                                               Spread Account     Commitment
                                                                              ------------------------------------------------------
 i.   Beginning Balance                                                                0.00     2,361,940.84     4,898,349.80
    ii.  Deposit of Payment Provider Commitment into Spread Account upon
          Spread Account Deposit Event (i-iv or vi)                                    0.00     2,361,940.84     4,898,349.80
    iii. Deposit of Payment Provider Commitment into Spread Account upon
          Spread Account Deposit Event (v)                                             0.00     2,361,940.84     4,898,349.80
    iv.  Deposit to Spread Account from Waterfall                                265,949.16     2,627,890.00     4,898,349.80
    v.   Deposit to Spread Account from Supplemental Servicing Fee                     0.00     2,627,890.00     4,898,349.80
    vi.  Deposit to Spread Account from Excess Servicing Fee                           0.00     2,627,890.00     4,898,349.80
    vii. Release from Spread Account when Net Yield Trigger Event Has Not
          Occurred or Has Been Deemed Cured                                            0.00     2,627,890.00     4,898,349.80
    viii. Release from Spread Account when Net Yield Trigger Event Has                 0.00
          Occurred and Has Not Been Deemed Cured                                       0.00     2,627,890.00     4,898,349.80
    ix.   Reduction of Payment Provider Commitment when Net Yield Trigger Event
           Not Occurred or Deemed Cured                                          568,103.17     2,627,890.00     4,330,246.64
    x.    Withdrawal from Spread Account and/or Payment Provider Commitment for
           Insurer Optional Deposit                                                    0.00     2,627,890.00     4,330,246.64
    xi    Reduction of Payment Provider Commitment when Net Yield Trigger Event
          Has Occurred and Not Deemed Cured                                            0.00     2,627,890.00     4,330,246.64

Section VII.  Surety Bond Reconciliation

A.  Previously Unreimbursed Surety Bond Draws               0.00
B.  Interest Rate on Outstanding Draws (PRIME + 1%          8.75%
C.  Current Interest Accrued on Previously
     Outstanding Draws                                      0.00
D.  Interest Paid on Unreimbursed Surety Draws              0.00
E.  New Surety Bond Draws                                   0.00
F.  Reimbursement of Previous Surety Draws                  0.00
G.  Unreimbursed Surety Draws                               0.00
H.  Previous Unreimbursed Insurer Optional
     Deposits                                               0.00
I.  New Insurer Optional Deposit                            0.00
J.  Reimbursement of Previous Insurer
     Optional Deposits                                      0.00
K.  Unreimbursed Insurer Optional Deposits                  0.00


Section VIII.  Historical Portfolio Performance

                                  Previous                        Current
                                   Period          Current        Period
                                 Cumulative        Period        Prepayment
                                Charge Offs      Charge-Offs       Speed
                              --------------------------------------------------
i.  Prime                         13,987.31        21,852.36      1.5572%
ii. Non-Prime                          0.00        43,257.68      1.3983%
iii.Sub-Prime                          0.00        41,200.19      1.6845%
iv. Total Portfolio               13,987.31       106,310.23      1.5551%



/s/ Harold E. Miller               /s/ Ronald L. Burrows
--------------------------        -----------------------
Harold E. Miller, Jr.             Ronald L. Burrows
Executive V.P., C.O.O             Vice President